FORM OF POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the undersigned trustee of X.com Funds (the "Trust") hereby appoints each of David J. Harris, Jane A. Kanter, and David
J. Lekich, with full power of substitution, his true and lawful attorney to execute in his name, place and stead and on his behalf a registration statement on Form N-1A for the registration, pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, of said Trust's shares of beneficial interest, and any and all amendments to said Registration Statement, including pre- or post-effective amendments, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, whereby ratifying and conforming all that said attorney-in-fact, or his or her substitute of substitutes, may do or cause to be done by virtue hereof.


                                                     -------------------------
                                                     Kevin T. Hamilton


Date:  September __, 1999